UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2016

MaxLinear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5966 La Place Court, Suite 100, Carlsbad, California 92008
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (760) 692-0711
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On May 26, 2016, MaxLinear, Inc. (the “Company”) dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm, effective immediately. The dismissal of E&Y has been approved by the audit committee of the board of directors of the Company (the “Audit Committee”).

E&Y’s report on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2015 and December 31, 2014 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2015 and December 31, 2014 and the subsequent interim period through May 26, 2016, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreements in connection with its report.

The Company provided E&Y with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that E&Y furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of E&Y’s letter, dated June 1, 2016, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)Engagement of New Independent Registered Public Accounting Firm

On May 31, 2016, the Company engaged Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent registered public accounting firm, effective immediately. The Audit Committee approved the decision to engage Grant Thornton and appointed Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

During the Company’s fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through May 31, 2016, neither the Company nor anyone acting on its behalf has consulted with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 8.01     Other Events.

The Company has determined that its annual meeting of shareholders (the “2016 Annual Meeting”) will be held on
Wednesday, August 10, 2016, at 8:30 a.m., Pacific Time, for its shareholders of record as of June 20, 2016. The Company’s 2016 Annual Meeting will be held at its principal executive office at 5966 La Place Court, Suite 100, Carlsbad, California 92008.

Advanced Notice Deadline for Rule 14a-8 Stockholder Proposals

Because the date of the upcoming annual meeting of stockholders is more than 30 days after the anniversary of the 2015 annual meeting, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, stockholders must deliver proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy statement for such meeting no later than June 12, 2016 by mailing such proposals to Corporate Secretary, MaxLinear, Inc., 5966 La Place Court, Suite 100, Carlsbad, California 92008. Each such proposal must also comply with the requirements of Rule 14a-8 and other applicable law; otherwise the Company may omit such proposals from the Company’s proxy statement.

Advance Notice Deadline for Director Nominations and Other Stockholder Proposals

In accordance with the Company’s bylaws, for director nominations or stockholder proposals to be brought before the upcoming annual meeting of stockholders, other than Rule 14a-8 proposals described above, written notice must be delivered no later than June 12, 2016 by mailing such proposals to Corporate Secretary, MaxLinear, Inc., 5966 La Place Court, Suite 100,

Carlsbad, California 92008. Such notices must also comply with the requirements of the Company’s bylaws and other applicable law, and no director nomination or stockholder proposal may be presented at the annual meeting otherwise.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated June 1, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	June 2, 2016	MAXLINEAR, INC.

(Registrant)

		By:	/s/ Adam C. Spice
Adam C. Spice
Chief Financial Officer
(Principal Financial Officer)